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                   REVOLVING CREDIT AGREEMENT

                    Dated as of May 14, 1996

                             among

                    MICRON TECHNOLOGY, INC.,


                 BANK OF AMERICA NATIONAL TRUST
                    AND SAVINGS ASSOCIATION,
                           as Agent,

                              and

         THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO


                          Arranged by

                      BA SECURITIES, INC.




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

                       REVOLVING CREDIT AGREEMENT
                       --------------------------

     This REVOLVING CREDIT AGREEMENT is entered into as of May 14, 1996, among Micron Technology, Inc. a Delaware corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), and Bank of America National Trust and Savings Association, as agent for the Banks.

     WHEREAS, the Banks have agreed to make available to the Company a revolving credit facility upon the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

          ARTICLE I - DEFINITIONS AND RELATED MATTERS
          -------------------------------------------

     In this Agreement, unless otherwise specified, capitalized terms are used as defined herein and in Annex I hereto. Certain other interpretive provisions and accounting principles applicable to this Agreement are also set forth in Annex I hereto.

               ARTICLE II - THE REVOLVING CREDIT
               ---------------------------------

     2.01 Amounts and Terms of Commitments. Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Company from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth on Schedule 2.01 (such amount, as the same may be reduced under Section 2.05 or as a result of one or more assignments under Section 10.08, the Bank's "Commitment"); provided, however, that, after giving effect to any Borrowing, the aggregate principal amount of all outstanding Loans shall not at any time exceed the lesser of (a) the combined Commitments, and (b) the Borrowing Base, calculated as of the date of the Borrowing Base Certificate most recently delivered pursuant to Section 6.02(c). Within the limits of each Bank's Commitment and the Borrowing Base, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01, prepay under Section 2.06 and reborrow under this Section 2.01.

     2.02 Notes. The Loans made by the Banks shall be evidenced by Notes executed by the Company in favor of each Bank. Each Bank shall endorse on schedules annexed to its Note the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each Bank is irrevocably authorized by the Company to endorse its Note and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank.

     2.03 Procedure for Borrowing. (a) Each Borrowing shall be made upon the Company's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing, which notice must be received by the Agent prior to 9:00 a.m. (San Francisco time)
(i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans, and (ii) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans, specifying: (A) the amount of the Borrowing, which shall be in an aggregate minimum amount of $10,000,000 or any multiple of $5,000,000 in excess thereof; (B) the requested Borrowing Date, which shall be a Business Day; (C) the Type of Loans comprising the Borrowing; (D) the duration of the Interest Period applicable to such Loans included in such notice (if the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month); and (E) the Borrowing Base calculated as of the date of the most recently delivered Borrowing Base Certificate pursuant to Section 6.02(c); provided, however, that with respect to the Borrowing to be made on the Closing Date, the Notice of Borrowing shall be delivered to the Agent not later than 9:00 a.m. (San Francisco time) one Business Day before the Closing Date and such Borrowing will consist of Base Rate Loans only. After giving effect to any Borrowing, unless the Agent shall otherwise consent, there may not be more than six different Interest Periods in effect.

          (b) The Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing. Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Company at the Agent's Payment Office by 11:00 a.m. (San Francisco time) on the Borrowing Date requested by the Company in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the Company by the Agent at such office by crediting the account of the Company on the books of BofA (or any successor Agent pursuant to subsection (i) of Annex IX) with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent or, if requested by the Company, by wire transfer in accordance with written instructions provided to the Agent by the Company of like funds as received by the Agent.

     2.04 Conversion and Continuation Elections. (a) The Company may, upon irrevocable written notice to the Agent in accordance with subsection 2.04(b): (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Loans, to convert any such Loans (or any part thereof in an amount not less than $10,000,000, or that is in an integral multiple of $5,000,000 in excess thereof) into Loans of any other Type; or (ii) elect, as of the last day of the applicable Interest Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $10,000,000, or that is in an integral multiple of $5,000,000 in excess thereof); provided, that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $10,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

          (b)  The Company shall deliver a Notice of
Conversion/Continuation to be received by the Agent not later than 9:00 a.m. (San Francisco time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans, and
(ii) at least one Business Day in advance of the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying: (A) the proposed Conversion/Continuation Date; (B) the aggregate amount of Loans to be converted or continued; (C) the Type of Loans resulting from the proposed conversion or continuation; (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period; and (E) the Borrowing Base calculated as of the date of the most recently delivered Borrowing Base Certificate pursuant to Section 6.02(c). After giving effect to any conversion or continuation of Loans, unless the Agent shall otherwise consent, there may not be more than six different Interest Periods in effect.

          (c) During the existence of an Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan. If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, as the case may be, or if any Event of Default then exists, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

          (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, or if the Agent has received a notice of an Event of Default pursuant to Section (e) of Annex IX, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans held by each Bank with respect to which the notice was given.

    2.05 Voluntary Termination or Reduction of Commitments. Subject to Section 3.04, the Company may, upon not less than three Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $10,000,000, or any multiple of $5,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then-outstanding principal amount of the Loans would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. All accrued commitment fees to, but not including the effective date of any termination of Commitments, shall be paid on the effective date of such termination.

    2.06 Optional Prepayments. Subject to Section 3.04, the Company may, at any time or from time to time, upon not less than three Business Days' irrevocable notice to the Agent, in the case of Offshore Rate Loans, or one Business Days' irrevocable notice to the Agent, in the case of Base Rate Loans, ratably prepay Loans in whole or in part, in minimum amounts of $10,000,000, or any multiple of $5,000,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.04.

    2.07 Mandatory Prepayments. In the event that any Borrowing Base Certificate delivered pursuant to Section 6.02(c) shall indicate as of the date of such Borrowing Base Certificate that the aggregate principal amount of Loans then outstanding exceeds the Borrowing Base, the Company shall promptly prepay Loans in an amount equal to such excess, together with any amount required to be paid in connection therewith pursuant to Section 3.04.

    2.08 Repayment. The Company shall repay to the Banks on the Revolving Termination Date the aggregate principal amount of Loans outstanding on such date.

    2.09 Interest. (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Loans under Section 2.04), plus the Applicable Margin.

         (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Sections 2.06 or 2.07 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Banks.

         (c) Notwithstanding subsection (a) of this Section, if any amount of principal of or interest on any Loan, or any other amount payable hereunder or under any other Loan Document is not paid in full when due (whether at stated maturity, by acceleration, demand or otherwise), the Company agrees to pay interest on such unpaid principal or other amount, from the date such amount becomes due until the date such amount is paid in full, and after as well as before any entry of judgment thereon to the extent permitted by law, payable on demand, at a fluctuating rate per annum equal to the Base Rate plus 2%.

         (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

    2.10 Fees. (a) Arrangement, Agency Fees. The Company shall pay an arrangement fee to the Arranger for the Arranger's own account, and shall pay an agency fee to the Agent for the Agent's own account, as required by the letter agreement ("Fee Letter") between the Company and the Arranger and the Agent dated February 8, 1996.

         (b) Commitment Fees. The Company shall pay to the Agent for the account of each Bank a commitment fee on the average daily unused portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Agent, at a rate per annum equal to the Applicable Fee Percentage. Such commitment fee shall accrue from the Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on June 30, 1996 through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with any termination of Commitments under Section 2.05, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such termination, with the following quarterly payment being calculated on the basis of the period from such termination date to such quarterly payment date. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Section 4.02 are not met.

    2.11 Computation of Fees and Interest. All computations of interest for Base Rate Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.
All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof. Each determination of an interest rate by the Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

    2.12 Payments by the Company. (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 10:00 a.m. (San Francisco time) on the date specified herein.
The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 10:00 a.m. (San Francisco time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

         (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

         (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

    2.13 Payments by the Banks to the Agent. Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this Section shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing. The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

    2.14 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise), other than pursuant to Article III, in excess of its ratable share (or other share contemplated hereunder), such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.10) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

      ARTICLE III - TAXES, YIELD PROTECTION AND ILLEGALITY
      ----------------------------------------------------

    3.01 Taxes. (a) Any and all payments by the Company to each Bank or the Agent under this Agreement and any other Loan
Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

         (b) If the Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then, subject to subsection 3.01(e): (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made; (ii) the Company shall make such deductions and withholdings; (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and (iv) the Company shall also pay to each Bank or the Agent for the account of such Bank, at the time interest is paid, Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed (but only if such Taxes, Other Taxes or Further Taxes are imposed because the Company has made any payment to the Agent or any Bank hereunder or under any other Loan Document from a Person or entity outside of the United States to a Person or entity inside of the United States or from a Person or entity inside of the United States to a Person or entity outside of the United States).

         (c) Subject to subsection 3.01(e), the Company agrees to indemnify and hold harmless each Bank and the Agent for the full amount of (i) Taxes, (ii) Other Taxes, and (iii) Further Taxes referred to in subsection 3.01(b) in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed (but only if such Taxes, Other Taxes or Further Taxes are imposed because the Company has made any payment to the Agent or any Bank hereunder or under any other Loan Document from a Person or entity outside of the United States to a Person or entity inside of the United States or from a Person or entity inside of the United States to a Person or entity outside of the United States), and any liability (including penalties, interest, additions to tax and expenses; provided, however, that the Company shall not be responsible for any such penalty, interest or expense resulting from the gross negligence or willful misconduct of the Agent or any Bank) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor.

         (d) Within 30 days after the date of any payment by the Company of Taxes, Other Taxes or Further Taxes, the Company shall furnish to each Bank or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Agent.

         (e) The Company will not be required to pay any additional amounts in respect of United States Federal income tax pursuant to subsection 3.01(b) or (c) to any Bank for the account of any Lending Office of such Bank:

                (i) if the obligation to pay such additional amounts arose solely as a result of such Bank's failure to comply with its obligations under Section (j) of Annex IX in respect of such Lending Office;

                (ii) if such Bank shall have delivered to the Company a Form 4224 in respect of such Lending Office pursuant to Section (j) of Annex IX, and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224; or

                (iii) if the Bank shall have delivered to the Company a Form 1001 in respect of such Lending Office pursuant to Section (j) of Annex IX, and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 1001.

         (f) If the Company is required to pay any amount to any Bank or the Agent pursuant to subsection 3.01(b) or (c), then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the sole judgment of such Bank is not otherwise disadvantageous to such Bank.

         (g) Each of the Banks and the Agent agrees that it will take all reasonable actions by all usual means to maintain all exemptions, if any, available to it from United States withholding taxes (whether available pursuant to treaty, existing administrative waiver, or otherwise); provided, however, that neither the Agent nor any Bank shall be obligated by reason of this subsection 3.01(g) to disclose any information regarding its tax affairs or tax computations, to reorder or alter in any way its general tax or other affairs or tax planning, or to undertake any action that such Person deems to involve the incurrence of any risk of liability or cost to itself or which requires any expenditure of effort which such Person deems unreasonable under the circumstances.

    3.02 Illegality. If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by such Bank to the Company through the Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until such Bank notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist, and (a) if such Bank may lawfully continue to maintain such Offshore Rate Loans to the last day of the Interest Period with respect thereto, the Company shall repay in full such Offshore Rate Loans, together with interest accrued thereon, on the last day of the Interest Period thereof, or (b) if such Bank may not lawfully continue to maintain such Offshore Rate Loans to the last day of the Interest Period with respect thereto, such Offshore Rate Loans shall automatically be converted into Base Rate Loans and the Company shall pay, within five Business Days of such conversion, all interest accrued on such Offshore Rate Loans prior to such conversion and all amounts required under Section 3.04 in connection with such conversion.

    3.03 Increased Costs and Reduction of Return. (a) If any Bank determines that, due to either (i) the introduction announced after the date hereof of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate or in respect of the assessment rate payable by any Bank to the FDIC for insuring U.S. deposits or a change in the rate of taxation imposed on or measured by a Bank's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank is organized or maintains a lending office) in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority announced after the date hereof (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans, then the Company shall be liable for, and shall from time to time, within 30 days after written notice from such Bank (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

         (b) If any Bank shall have determined that (i) the introduction announced after the date hereof of any Capital Adequacy Regulation, (ii) any change announced after the date hereof in any Capital Adequacy Regulation, (iii) any change announced after the date hereof in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, Loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Company through the Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

    3.04 Funding Losses. The Company shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of: (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan, (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation, (c) the failure of the Company to make any prepayment in accordance with any notice delivered under
Section 2.06, (d) the
prepayment or other payment (including
after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period, or (e) the automatic conversion under Section 2.04 or Section 3.02 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period; including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained; provided, however, that any such loss or expense shall not include lost profit due solely to a failure to receive the Applicable Margin relating to any such Loan for the portion of the applicable Interest Period remaining after the date of such prepayment.

    3.05 Inability to Determine Rates. If either the Agent or the Majority Banks determine (a) that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or (b) that the Offshore Rate applicable pursuant to subsection 2.09(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Agent or such Banks of funding such Loan, the Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans, as the case may be, hereunder shall be suspended until the Agent upon the instruction of the Majority Banks revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued, as the case may be, as Base Rate Loans instead of Offshore Rate Loans.

    3.06 Certificates of Banks. Any Bank claiming reimbursement or compensation under this Article III shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error; provided, however, that the Company shall not be liable for any such amount attributable to any period prior to the date 180 days prior to the date that an officer at such Bank responsible for the administration of this Agreement knew or reasonably should have known of such claim for reimbursement or compensation.

    3.07 Replacement of Bank. (a) In the event that any Bank makes a demand for payment pursuant to Section 3.01 or 3.03, or any Bank has suspended its funding of Offshore Loans pursuant to
Section 3.02 or 3.05, the Company shall have the right, if no Event of Default then exists, to replace such Bank in accordance with this Section 3.07.

         (b) If the Company determines to replace a Bank pursuant to this Section 3.07, the Company shall have the right to replace such Bank with an entity that is an Eligible Assignee (a "Replacement Bank"); provided that such Replacement Bank: (i) if it is not already a Bank, shall be reasonably acceptable to the Agent, (ii) shall unconditionally agree in writing (with a copy to the Agent) to purchase all of such Bank's rights hereunder and interest in the Loans owing to such Bank and the Note held by such Bank without recourse at the principal amount of such Note plus interest and fees accrued thereon to the date of such purchase on a date therein specified, and (iii) shall, if such Replacement Bank is not already a Bank, execute and deliver to the Agent an Assignment and Acceptance substantially in the form of Exhibit F pursuant to which such Replacement Bank becomes a party hereto with a Commitment equal to that of the Bank being replaced.

         (c) Upon (i) satisfaction of the requirements set forth in subsection 3.07(b), (ii) payment to such Bank by the Replacement Bank of the purchase price in immediately available funds, (iii) payment to such Bank by the Company of all requested increased costs or additional amounts accrued to the date of such purchase which the Company is obligated to pay under Article III (including any break funding costs under Section 3.04) and all other amounts owed by the Company to such Bank hereunder (other than the principal of and interest on the Loans of such Bank purchased by the Replacement Bank and interest and fees accrued thereon to the date of purchase), and (iv) payment to the Agent by the Replacement Bank or the Company of a non-refundable processing fee of $3,500, the Replacement Bank shall constitute a "Bank" hereunder with a Commitment as so specified and the Bank being so replaced shall no longer constitute a "Bank" hereunder (and this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Replacement Bank) and such Bank shall be relieved of its obligations hereunder.

         (d) If, however, the conditions to replacement set forth in this Section are for any reason not satisfied, or the proposed Replacement Bank for any reason fails to purchase such rights and interest in accordance with the terms hereof, the Company shall continue to be obligated to pay the increased costs or additional amounts due to such Bank pursuant to Section 3.01 or 3.03, as applicable.

         (e) In no event shall the Agent or any Bank have any obligation to be a Replacement Bank or to assist the Company in finding a Replacement Bank.

    3.08 Survival. The agreements and obligations of the Company in Section 3.01 and 3.03 shall survive the payment of all other Obligations.


               ARTICLE IV - CONDITIONS PRECEDENT
               ---------------------------------

    4.01  Conditions of Initial Loans. The obligation of each
Bank to make its initial Loan hereunder is subject to the condition that the Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

         (a)  Credit Agreement and Notes.  This Agreement and the
Notes executed by each party thereto;

         (b)  Resolutions; Incumbency; Organization Documents.

                (i) Copies of the resolutions of the board of directors of the Company authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary of the Company;

                (ii)  A certificate of the Secretary of the
    Company certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Agreement and all other Loan Documents to be delivered by it hereunder; and

                (iii)  the articles or certificate of
    incorporation and the bylaws of the Company as in effect on the Closing Date, certified by the Secretary of the Company as of the Closing Date;

         (c) Good Standing. Good standing and tax good standing certificate for the Company from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and each state where the Company is qualified to do business as a foreign corporation as of a recent date;

         (d) Legal Opinions. An opinion of (i) David A. Channer, Esquire, Associate General Counsel to the Company, addressed to the Agent and the Banks, substantially in the form of Exhibit E-1 and (ii) Wilson, Sonsini, Goodrich & Rosati, outside counsel to the Company, addressed to the Agent and the Banks, substantially in the form of Exhibit E-2;

         (e) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable under the Fee Letter on the Closing
Date, together with Attorney Costs of BofA to the extent invoiced prior to or on the Closing Date;

         (f) Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that: (i) the representations and warranties contained in Article V are true and correct on and as of such date, as though made on and as of such date; (ii) no Default or Event of Default exists or would result from the initial Borrowing; and (iii) there has occurred since February 29, 1996, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect, other than the material adverse changes, if any, as may have been disclosed in the written projections dated March 15, 1996 delivered to the Banks prior to the date hereof;

         (g)  Borrowing Base Certificate.  A Borrowing Base
Certificate for the fiscal month ending April 4, 1996;

         (h) Termination of Existing Facility. Evidence satisfactory to the Agent that the commitments of the lenders to extend credit under the Existing Facility have been terminated, and that all loans and other obligations outstanding under the Existing Facility have been paid in full; and

         (i) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Bank may request.

    4.02 Conditions to All Borrowings. The obligation of each Bank to make any Loan to be made by it (including its initial
Loan), or to continue or convert any Loan under Section 2.04, is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Conversion/Continuation Date:

         (a)  Notice of Borrowing or Conversion/Continuation.
The Agent shall have received a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable;

         (b)  Continuation of Representations and Warranties.
The representations and warranties in Article V (other than the representations and warranties contained in Sections 5.05 and 5.14) shall be true and correct on and as of such Borrowing Date or Conversion/Continuation Date with the same effect as if made on and as of such Borrowing Date or Conversion/Continuation Date, as applicable (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);

         (c)  No Existing Default.  No Default or Event of
Default shall exist or shall result from such Borrowing or continuation or conversion; and

         (d) Borrowing Base Compliance. The proposed Borrowing or conversion/continuation, as applicable, will not cause the aggregate principal amount of all outstanding Loans to exceed the lesser of (i) the combined Commitments of the Banks, and (ii) the Borrowing Base calculated as of the date of the most recently delivered Borrowing Base Certificate pursuant to Section 6.02(c).

Each Notice of Borrowing and Notice of Conversion/Continuation submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date or Conversion/Continuation Date, as applicable, that the conditions in this Section 4.02 are satisfied.

           ARTICLE V - REPRESENTATIONS AND WARRANTIES
           ------------------------------------------

    The Company represents and warrants to the Agent and each Bank that:

    5.01 Corporate Existence and Power. The Company and each of its Subsidiaries: (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets and to carry on its business, (c) in the case of the Company, has the power and authority to execute, deliver and perform its obligations under the Loan Documents, (d) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license, and (e) is in compliance in all material respects with all Requirements of Law; except, in each case referred to in clause (b), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

    5.02 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and each other Loan Document to which the Company is party, have been duly authorized by all necessary corporate action, and do not and will not: (a) contravene the terms of any of the Company's Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its property is subject, or (c) violate any Requirement of Law.

    5.03 Governmental Authorization. No approval, license, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Subsidiaries of the Agreement or any other Loan Document.

    5.04 Binding Effect. This Agreement and each other Loan Document to which the Company is a party constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

    5.05 Litigation. Except as set forth in the Forms 10K for the fiscal year ended August 31, 1995 and the Forms 10Q for the fiscal quarters ended November 30, 1995 and February 29, 1996, respectively, and in each case as filed with the SEC by the Company or Micron Electronics, Inc., there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or any of its Subsidiaries or any of their respective properties which (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby, or (b) could reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this

Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

    5.06 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 8.01(e).

    5.07 ERISA Compliance. (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code has been made with respect to any Plan.

         (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (c) (i) No ERISA Event has occurred or is reasonably expected to occur, (ii) no Pension Plan has any Unfunded Pension Liability, (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA),
(iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan, and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

    5.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 6.12 and Section 7.08. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

    5.09 Title to Properties. The Company and each Subsidiary have good and marketable title to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

    5.10 Taxes. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no final tax assessment against the Company or any Subsidiary that would have a Material Adverse Effect.

    5.11 Financial Condition. (a) The unaudited consolidated financial statements of the Company and its Subsidiaries dated February 29, 1996 and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date: (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to ordinary, good faith year end audit adjustments and except for the absence of footnotes, (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby, and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and material Contingent Obligations.

         (b) Since February 29, 1996, there has been no Material Adverse Effect other than the material adverse changes, if any, as may have been disclosed in the written projections dated
March 15, 1996 delivered to the Banks prior to the date hereof.

    5.12 Environmental Matters. The Company conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that it is in material compliance with all such Environmental Laws and that any Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    5.13 Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

    5.14 Intellectual Property. Except as set forth in the Forms 10K for the fiscal year ended August 31, 1995 and the Forms 10Q for the fiscal quarters ended November 30, 1995 and February 29, 1996, respectively, and in each case as filed with the SEC by the Company or Micron Electronics, Inc., (a) the Company and its Subsidiaries own or are licensed to use or otherwise have the right to use (or could obtain such ownership or licenses or rights on terms not materially adverse to the Company and its Subsidiaries, taken as a whole, and under circumstances that could not reasonably be expected to have a Material Adverse Effect) all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises and other rights that are reasonably necessary for the operation of their respective businesses, and (b) there are no pending or, to the best knowledge of Company, threatened claims that any slogan or other advertising device, product, process, method, substance, part or other material now employed by the Company or any Subsidiary infringes upon any rights held by any other Person, except where the consequences of such infringement could not reasonably be expected to have a Material Adverse Effect.

    5.15  Subsidiaries; Minority Interests.  As of the Closing
Date, the Company has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 5.15 hereto and has no equity investments in any other corporation or entity in excess of $10,000,000, individually, other than those specifically disclosed in part (b) of Schedule 5.15.

    5.16 Insurance. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

    5.17 Swap Obligations. Neither the Company nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. The Company has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any swap counterparty or any Affiliate of any swap counterparty in determining whether to enter into any Swap Contract.

    5.18 Full Disclosure. None of the representations or warranties made by the Company in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, written statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Banks prior to the Closing Date, taken together with all such exhibits, reports, written statements and certificates filed by the Company with the SEC, but excluding the items listed in Section 5.19), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered. In addition, any factual information, forecasts and projections by industry analysts, including those set forth in the information memorandum distributed to the Banks prior to closing, have been developed solely by such analysts and are not adopted by the Company, notwithstanding their inclusion in such information memorandum, and the Company makes no representations or warranties concerning same, unless such representation or warranty is separately made by the Company.

    5.19 Projections. All projections (including the projections dated March 15, 1996 delivered to the Banks prior to the date hereof), forward-looking information or other similar or related information furnished by or on behalf of the Company in connection with this Agreement were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in the light of conditions existing at the time of preparation of such forecasts, and represented, at the time of preparation, the Company's reasonable estimate of its future financial performance; provided, however, that such projections and other forward-looking information are not to be viewed as factual and actual results during the period or periods covered thereby may differ from the projected or forecasted results.

               ARTICLE VI - AFFIRMATIVE COVENANTS
               ----------------------------------

    So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation (other than indemnity obligations which remain inchoate at such time) shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

    6.01  Financial Statements.  The Company shall deliver to the
Agent, in form and detail satisfactory to the Agent and the Majority Banks, with sufficient copies for each Bank:

         (a) promptly after becoming available, but not later than 90 days after the end of each fiscal year (commencing with the fiscal year ended August 29, 1996), a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Coopers & Lybrand, LLP or another nationally-recognized independent public accounting firm ("Independent Auditor") which opinion shall state that such consolidated financial statements present fairly in all material respects the financial position of the Company as of the date thereof and the results of operations for the periods indicated in conformity with GAAP applied on a basis consistent with prior years, except as otherwise indicated therein. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records; and

         (b) promptly after becoming available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ended May 30, 1996), a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income for the period commencing on the first day and ending on the last day of such quarter, and statement of cash flows for the year to date, all certified by a Responsible Officer as fairly presenting in all material respects, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments and except for the absence of footnotes), the financial position and the results of operations of the Company and the Subsidiaries.

    6.02 Certificates; Other Information. The Company shall furnish to the Agent, with sufficient copies for each Bank:

         (a) concurrently with the delivery of the financial statements referred to in subsection 6.01(a), a certificate of a Responsible Officer setting forth a true and correct copy of the Company's financial projections in form and substance reasonably satisfactory to the Agent and the Majority Banks;

         (b) concurrently with the delivery of the financial statements referred to in subsections 6.01(a) and (b), a Compliance Certificate executed by a Responsible Officer;

         (c) promptly after becoming available, but not later than 20 days after the end of each fiscal month (commencing with the fiscal month ending April 4, 1996), a Borrowing Base
Certificate as of the end of such fiscal month, executed by a Responsible Officer;

         (d) promptly after becoming available, but not later than 10 days after the filing thereof with the SEC or the delivery thereof to its Shareholders, as applicable, copies of all annual reports and proxy statements that the Company sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q, 8K, S-1 and S-3) that the Company or any Subsidiary may make to, or file with, the SEC; and

         (e) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Agent, at the request of any Bank, may from time to time reasonably request in writing.

    6.03 Notices. The Company shall promptly, after any Responsible Officer becomes aware thereof or should have become aware thereof, notify the Agent and each Bank:

         (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that could reasonably be expected to become a Default or Event of Default;

         (b) of the occurrence of any breach or termination of any material Contractual Obligation pursuant to which the Company or any of its Material Subsidiaries is licensed or otherwise has the right to use any patented technology, trademarks, service marks, trade names, copyrights or contractual franchises that are reasonably necessary for the operation of their respective businesses ("Intellectual Property Licenses"); or the receipt of any written claim with respect to any Intellectual Property License in which the licensor, seller or grantor of such intellectual property rights states its intention (i) to terminate such Intellectual Property License, (ii) to require the Company or any Subsidiary to cease using such intellectual property rights (or any material portion thereof), or to cease marketing or selling products developed based on intellectual property rights (or any material portion thereof) covered by such Intellectual Property License, or (iii) to cease performing its obligations thereunder, and which, in each of the cases set forth in clauses (i), (ii) and (iii), could reasonably be expected to have a Material Adverse Effect;

         (c) of the commencement of, or any material development in, any litigation, arbitration or other similar proceeding affecting the Company or any Subsidiary with respect to any Intellectual Property License, in which injunctive or similar relief (whether temporary or permanent) is sought and which could reasonably be expected to have a Material Adverse Effect;

         (d) of any other matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, which matters include, for example (but not by way of limitation): (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary,
(ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority, or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws;

         (e) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event: (i) an ERISA Event, (ii) a material increase in the Unfunded Pension Liability of any Pension Plan,
(iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate, or (iv) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; and

         (f) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries; provided that the description of any such changes set forth in the Company's filings with the SEC, when delivered to Agent and the Banks, shall constitute notice sufficient under this subsection (f).

         Each notice under this Section (other than under subsection (f)) shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 6.03(a) shall describe with particularity any and all clauses or provisions of this
Agreement or other Loan Document that have been (or could reasonably be expected to be) breached or violated.

    6.04 Preservation of Corporate Existence, Etc. The Company shall, and shall cause each Material Subsidiary to: (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation, except, with respect to any Material Subsidiary, in connection with transactions permitted by Section 7.03 or 7.04; (b) preserve and maintain in full force and effect all material governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except in connection with transactions permitted by Section 7.03 or 7.04; (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill, except, with respect to any Material Subsidiary, in connection with transactions permitted by Section 7.03 or 7.04; and (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, except where the non-preservation of which could not reasonably be expected to have a Material Adverse Effect.

    6.05 Maintenance of Property. The Company shall maintain, and shall cause each Material Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all reasonably necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

    6.06 Insurance. The Company shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers or through self-insurance, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

    6.07 Payment of Obligations. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable (or within any applicable grace period), all their respective material obligations and liabilities, which matters may include, for example (but not by way of limitation):
(a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary, and (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, except for Permitted Liens.

    6.08 Compliance with Laws. The Company shall comply, and shall cause each Material Subsidiary to comply, in all material respects, with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

    6.09 Compliance with ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law, (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification, and (c) make all required contributions to any Plan subject to Section 412 of the Code.

    6.10  Inspection of Property and Books and Records.  (a) The
Company shall maintain and shall cause each Subsidiary to maintain financial books of record and account sufficient to permit the Company to prepare financial statements in accordance with GAAP.

         (b) The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent (i) to visit and inspect any of their respective material properties, (ii) to examine their respective financial records, and make copies thereof or abstracts therefrom, and
(iii) to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Banks and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance written notice to the Company; provided, however, that when an Event of Default exists, the Agent or any Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance written notice. In addition, the Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent to audit the Receivables and the Borrowing Base of the Company and its Subsidiaries, at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired (which shall be at least annually) upon reasonable advance written notice to the Company; provided, however, when an Event of Default exists the Agent or any Bank may do any of the foregoing at any time during normal business hours and without advance written notice. At any time when no Event of Default has occurred and is continuing, any such representative, independent contractor or independent public accountants (other than employees of the Agent) selected by the Agent to perform such inspections or audits, must be reasonably acceptable to the Company.

         (c) Notwithstanding the foregoing, prior to the occurrence of an Event of Default, neither the Company nor any of its Subsidiaries will be required to disclose, permit the inspection, examination, copying or making extracts of, or discussions of, any document, information or other matter that
(i) constitutes non-financial trade secrets or non-financial proprietary information, or (ii) in respect to which disclosure to the Agent or any Bank (or designated representative) is then prohibited by law or any agreement binding upon the Company or such Subsidiary that was not entered into by the Company or such Subsidiary for the primary purpose of concealing information from Agent and the Banks or evading the provisions of this Agreement.

    6.11 Environmental Laws. The Company shall, and shall cause each Material Subsidiary to, conduct its operations and keep and maintain its property in compliance in all material respects with all Environmental Laws.

    6.12 Use of Proceeds. The Company shall use the proceeds of the Loans for working capital and other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document.

    6.13 Ranking. The Company shall take, or cause to be taken, all actions necessary to ensure that the Obligations are and continue to rank at least pari passu in right of payment with all other unsecured Indebtedness of the Company.

                ARTICLE VII - NEGATIVE COVENANTS
                --------------------------------

    So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation (other than indemnity obligations which remain inchoate at such time) shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

    7.01 Limitation on Liens. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its properties, revenues or assets, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

         (a) any Lien existing on property of the Company or any Subsidiary on the Closing Date and set forth in Schedule 7.01 securing Indebtedness outstanding on such date (including any such Lien securing Indebtedness that is renewed, extended or refunded after the Closing Date, provided that the principal amount of such Indebtedness outstanding at the time of such renewal, extension or refunding is not increased and such Lien is not extended to any other property, other than replacements or substitutions for such property);

         (b)  any Lien created under any Loan Document;

         (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.07;

         (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings are for the purpose of preventing the forfeiture or sale of the property subject thereto;

         (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

         (f) Liens on the property of the Company or its Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations with respect to surety and appeal bonds, or letters of credit issued in lieu thereof, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

         (g) Liens consisting of judgment or judicial attachment liens, arising in circumstances not constituting an Event of Default under Section 8.01(j);

         (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business (including the easements, rights-of-way, restrictions and other similar encumbrances incurred in connection with the interchange and new road to be located on the Company's headquarters property in Boise, Idaho) which, in the aggregate, do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries taken as a whole;

         (i) Liens on (i) assets of corporations which become Subsidiaries after the date of this Agreement, (ii) assets which are acquired at the time a corporation merges with or into the Company or a Subsidiary of the Company pursuant to Section 7.04, and (iii) assets acquired by the Company or a Subsidiary pursuant to Section 7.05; provided, however, that such Liens existed at the time the respective corporations became Subsidiaries or at the time the assets were acquired and were not created in anticipation thereof;

         (j) purchase money and other security interests, and liens in the nature of capital leases, in personal or real property where the security interests do not extend beyond the property purchased, any replacements, additions, attachments and accessions thereto, and the proceeds (including insurance proceeds) thereof and the amount of indebtedness secured thereby does not materially exceed the value of the property and, in the aggregate, the amount of all indebtedness so secured does not at any time exceed 15% of the Company's consolidated net property, plant and equipment (as reflected on the Company's consolidated financial statements) as of the last day of the fiscal quarter most recently ended prior thereto (including any such Lien securing any such indebtedness that is renewed, extended or refunded, provided that the principal amount of such indebtedness outstanding at the time of such renewal, extension or refunding is not materially increased and such Lien is not extended to any other property);

         (k) Liens arising solely by virtue of any statutory, common law or contractual provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

         (l) Liens on assets of Subsidiaries securing extensions of credit made by the Company or another Subsidiary to such Subsidiaries, to the extent such extensions of credit are permitted by Section 7.06;

         (m) Liens on assets of the Company granted after the Closing Date, pursuant to documentation in effect on the Closing Date, in favor of United States National Bank of Oregon in connection with letters of credit issued for the Company's account in a maximum aggregate principal amount of $15,000,000;

         (n) leases and subleases of, and licenses and sublicenses with respect to, property where the Company or a Subsidiary of the Company is the lessor or licensor (or sublessor or sublicensor); provided that such leases, subleases, licenses and sublicenses do not in the aggregate materially interfere with the business of the Company and its Subsidiaries taken as a whole;

         (o) Liens with respect to operating leases otherwise permitted by this Agreement; provided, that such Liens encumber only property financed or leased, any replacements, additions, attachments and accessions thereto, and the proceeds (including insurance proceeds) thereof;

         (p) Liens on assets incurred in the ordinary course of business used to secure cash reserves that have been deposited with the Company or its Subsidiaries by customers to obtain the rights to delivery of future goods or services; and

         (q) Liens (i) consisting of pledges of cash collateral or government securities to secure on a mark-to-market basis Permitted Swap Obligations only, provided that the counterparty to any Swap Contract relating to any such Permitted Swap Obligation is under a similar requirement to deliver similar collateral from time to time to the Company or the Subsidiary party thereto on a mark-to-market basis, or (ii) not otherwise permitted by this Section 7.01, on property of the Company or any Subsidiary of the Company incurred in the ordinary course of business; provided, that, as of any determination date, the amount of all such Indebtedness or Permitted Swap Obligations secured by Liens permitted only by this subsection (q) does not at any time exceed 5% of the Company's consolidated tangible fixed assets as of the end of the most recent fiscal quarter; and provided further, that such Liens do not secure any indebtedness for borrowed money.

    7.02 Exclusive Negative Pledge. The Company will not, and will not permit any of its Subsidiaries to, enter into any Contractual Obligation (other than this Agreement) which prohibits the creation or assumption of any Lien upon or with respect to any part of such Persons properties or assets (including intangible assets, such as patents and trademarks, and the capital stock of Subsidiaries) (such Contractual Obligation, a "Negative Pledge"), whether now owned or hereafter acquired, other than:

         (a) Negative Pledges in favor of the Company or a Subsidiary of the Company with respect to the assets of a Subsidiary (including Micron Electronics, Inc.) in connection with extensions of credit made by the Company or a Subsidiary to such Subsidiary, to the extent such extensions of credit are permitted by Section 7.07;

         (b) Negative Pledges granted in connection with extensions of credit (whether or not guaranteed by the Company) made available by Persons other than the Company to the Company's Subsidiaries (including Micron Electronics, Inc.), to the extent such extensions of credit are permitted by Section 7.06(h);

         (c) Negative Pledges granted in connection with Senior
Unsecured Debt or Subordinated Debt incurred by the Company pursuant to Section 7.06(j); and

         (d) Negative Pledges granted in connection with real or personal property financing arrangements to the extent permitted by Section 7.01(j), in favor of the Person providing such financing, pursuant to which the Company or Subsidiary, as applicable, agrees not to create or assume any Lien upon or with respect to the equipment being financed (together with replacements, additions, attachments, accessions and proceeds (including insurance proceeds) thereof and accessories thereto).

    7.03 Disposition of Assets. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions):

         (a) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, provided, that any Subsidiary may sell, assign, lease, convey, transfer or otherwise dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or any other Person provided that if the selling Subsidiary is not a Wholly-Owned Subsidiary, the distribution of proceeds of the transaction to a party other than the Company or a Wholly-Owned Subsidiary would be a distribution permitted under
Section 7.09(d);

         (b) any accounts receivable; or

         (c) any other material asset (greater than $1,000,000 individually) outside the ordinary course of business (the parties hereby agreeing that dispositions of inventory, or used, worn-out or surplus equipment shall be considered to be dispositions in the ordinary course of business), provided that the aggregate fair market value of all material assets so sold by the Company and its Subsidiaries, together, shall not exceed 10% of the Company's consolidated tangible assets as of the last day of the fiscal quarter most recently ended prior thereto, and that any sale of assets by or among the Company and its Subsidiaries is permitted by Section 7.07.

    7.04 Consolidations and Mergers. The Company shall not, and shall not suffer or permit any Subsidiary to, liquidate, dissolve or reorganize, or merge or consolidate with or into any other
Person, except that:

         (a) the Company or any Subsidiary may enter into a consolidation, reorganization or merger with another Person (other than another Subsidiary) to the extent required in connection with an Acquisition permitted pursuant to Section 7.05, provided, that no Default or Event of Default has occurred or would occur as a result thereof on a pro forma basis, and that
(i) in the case of a transaction involving the Company, the Company shall be the surviving corporation, and (ii) in the case of a transaction involving a Subsidiary, the Subsidiary shall be the surviving corporation or the surviving corporation shall become a Subsidiary of which the Company owns at least as large a percentage of the outstanding voting stock as it did of the Subsidiary which was not the surviving corporation;

         (b) any Subsidiary may merge or consolidate with or into the Company or a Wholly-Owned Subsidiary, provided that the Company or such Wholly-Owned Subsidiary shall be the continuing or surviving corporation;

         (c) any Subsidiary may consolidate or merge with or into any other Subsidiary, provided that (i) if the transaction is between a Subsidiary which is not a Wholly-Owned Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the surviving corporation, or (ii) if the transaction is with two Subsidiaries which are not Wholly-Owned Subsidiaries, the Subsidiary which has the higher direct or indirect percentage ownership by the Company shall be the surviving corporation, or if such Subsidiary having the higher percentage ownership is not the surviving corporation, the resulting increased ownership by a third Person would be a distribution permitted under Section 7.09(d); and

         (d) any Subsidiary may liquidate or dissolve, provided, that if such Subsidiary is not a Wholly-Owned Subsidiary, any proceeds of such liquidation or dissolution which are not distributed directly or indirectly to the Company would be a distribution permitted under Section 7.09(d).

    7.05 Loans and Investments. The Company shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make any Acquisitions, or make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company (together, "Investments"), except for:

         (a) Investments held by the Company or Subsidiary in the form of cash equivalents and liquid investments;

         (b) Investments in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services or licensing of property in the ordinary course of business;

         (c) Investments made by the Company to or in its Subsidiaries (including Micron Electronics, Inc.), or by a Subsidiary of the Company to or in the Company or another Subsidiary, to the extent permitted by Section 7.07, provided, that (i) Investments to or in Micron Electronics, Inc. may not exceed $100,000,000 in aggregate principal amount, and (ii) Investment to or in any Subsidiary that is not a Wholly-Owned Subsidiary (other than Micron Electronics, Inc.) may not exceed, in the aggregate, an amount equal to 5% of Consolidated Tangible Net Worth as of the last day of the fiscal quarter most recently ended prior thereto;

         (d) Incidental loans or advances to employees in the ordinary course of business or as part of their overall compensation package;

         (e) Investments incurred in order to consummate Acquisitions or minority Investments, provided that (i) the cumulative aggregate consideration paid (including the assumption of debt) or assets contributed in all such Investments after the Closing Date (including the proposed Investment) does not at any time exceed 25% of the consolidated tangible assets of the Company as of the last day of the fiscal quarter most recently ended prior thereto, (ii) the Investment is being made in a Person that is engaged in a line of business that would be permitted under Section 7.11 if such Person were a Subsidiary of the Company, (iii) no Default or Event of Default has occurred or would occur as a result of such Investment on a pro forma basis,
(iv) such Acquisitions or Investments are undertaken in accordance with all applicable Requirements of Law, and (v) if such Investment constitutes an Acquisition, the prior, effective written consent or approval to such Investment of the board of directors or equivalent governing body of the Person acquired or in which the Investment is being made is obtained;

         (f) Investments consisting of guarantees by the Company and its Subsidiaries of the obligations of vendors and suppliers of the Company or its Subsidiaries entered into in the ordinary course of business;

         (g) Investments constituting Permitted Swap Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations;

         (h)  Investments existing on the Closing Date;

         (i) Investments received in settlement of delinquent obligations or disputes, including Investments received in connection with the bankruptcy or reorganization of third
Persons;

         (j) Investments consisting of deposit accounts maintained in the ordinary course of business;

         (k)  Investments accepted in connection with
dispositions of assets permitted under Section 7.03; and

         (l) Investments not described or covered by any of the foregoing subsections (a) through (k) of this Section; provided that (i) no Default or Event of Default has occurred or would occur as a result of such Investment on a pro forma basis,
(ii) such Investments are undertaken in accordance with all applicable Requirements of Law, (iii) if such Investment constitutes an Acquisition, the prior, effective written consent or approval to such Investment of the board of directors or equivalent governing body of the Person acquired or in which the Investment is being made is obtained, and (iv) the aggregate amount of all Investments made under this subsection (l) does not at any time exceed 2% of the Company's consolidated tangible assets as of the end of the Company's most recent fiscal quarter.

    7.06  Limitation on Indebtedness and Contingent Obligations.
The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness or Contingent Obligations, except:

         (a) Indebtedness incurred pursuant to this Agreement;

         (b) Indebtedness and Contingent Obligations existing on the Closing Date and set forth in Schedule 7.06;

         (c) Contingent Obligations in the form of endorsements for collection or deposit in the ordinary course of business;

         (d) Indebtedness with respect to cash deposited by customers to obtain the rights to delivery of future goods or services;

         (e) Permitted Swap Obligations;

         (f) Indebtedness permitted by Section 7.01(j) or incurred in connection with deferred purchases of equipment;

         (g) Indebtedness incurred in connection with Investments permitted by Section 7.05(c);

         (h) Indebtedness incurred by Subsidiaries of the Company
(including Micron Electronics, Inc.) from Persons other than the
Company or another Subsidiary up to a maximum aggregate principal amount of $100,000,000;

         (i) Indebtedness with respect to deferred compensation or employee benefit programs incurred in the ordinary course of business or in connection with the discontinuance or sale of businesses or facilities;

         (j) Subordinated Debt and Senior Unsecured Debt incurred by the Company in an aggregate principal amount not to exceed at any time the greater of (i) $150,000,000, and (ii) the Capitalization Capacity as of such date;

         (k) Indebtedness or Contingent Obligations incurred in connection with the bonding requirements of Micron Construction, Inc.;

         (l) Contingent Obligations of the Company with respect to Indebtedness of its Subsidiaries to the extent such Indebtedness is otherwise permitted under this Section 7.06, and Contingent Obligations of Subsidiaries of the Company with respect to Indebtedness of the Company or other Subsidiaries of the Company to the extent such Indebtedness is otherwise permitted under this Section 7.06; and

         (m) Indebtedness and Contingent Obligations other than for borrowed money, to the extent not otherwise permitted by this
Section 7.06, in a maximum aggregate principal amount of $100,000,000.

    7.07 Transactions with Affiliates. The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company, except (a) with respect to any Affiliate which is not a Subsidiary, upon fair and reasonable terms no less favorable to the Company or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary, and (b) with respect to any Affiliate which is a Subsidiary, upon fair and reasonable terms.

    7.08 Use of Proceeds. The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock,
(iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

    7.09 Restricted Payments. The Company shall not, and shall not suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding (collectively "Restricted Payments"), except that:

         (a) the Company may make Restricted Payments or other distributions payable solely in its capital stock, and may distribute rights under any stockholder rights plan;

         (b) the Company may make Restricted Payments with the proceeds received from the substantially concurrent issue of new shares of its capital stock and may redeem rights distributed under any stockholder rights plan;

         (c) any Subsidiary of the Company may declare and make dividend payments or other distributions of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock or redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, to or from the Company or to or from a Wholly-Owned Subsidiary of the Company or to or from a non-Wholly-Owned Subsidiary to the extent the value distributed or paid to Persons other than the Company or a Wholly-Owned Subsidiary would be permitted to be paid under clause (d) below; and

         (d) the Company and its Subsidiaries may make such other cash Restricted Payments from earnings available therefor; provided, that (i) the aggregate amount of all such cash Restricted Payments paid during the current fiscal quarter and the three fiscal quarters immediately preceding such quarter may not at any time exceed 25% of the Company's Consolidated Net Income for the most recently ended fiscal quarter and the three fiscal quarters immediately preceding such quarter, and (ii) immediately after giving effect to any such Restricted Payments, no Default or Event of Default would exist.

    7.10 ERISA. The Company shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of the Company in an aggregate amount in excess of 5% Consolidated Tangible Net Worth, or (b) engage in a transaction that could reasonably be expected to subject the Company to liability under
Section 4069 or 4212(c) of ERISA.

    7.11 Business or Accounting Changes. The Company shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the date hereof, together with businesses which are appropriate extensions of or are reasonably related or incidental to the current businesses of the Company and its Subsidiaries. The Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP, or change the fiscal year of the Company or of any Subsidiary.

    7.12 Adjusted Quick Ratio. The Company shall not permit, as of the last day of any fiscal quarter, the ratio of (a) the sum of (i) cash, cash equivalents and liquid investments, and (ii) net trade accounts receivable of the Company and its Subsidiaries on a consolidated basis, to (b) the sum of (i) current liabilities of the Company and its Subsidiaries on a consolidated basis (plus long-term liabilities related to customer deposits), and (ii) any Loans outstanding, to be less than (A) 0.50 to 1.00, from the Closing Date through May 29, 1997, and (B) 1.00 to 1.00, from May 30, 1997 and thereafter.

    7.13 Consolidated Tangible Net Worth. The Company shall not permit, as of the last day of any fiscal quarter, Consolidated Tangible Net Worth to be less than an amount equal to $2,172,333,000, plus the sum of (a) 75% of Consolidated Net Income (not reduced by Consolidated Net Loss for any period) earned in each fiscal quarterly accounting period commencing after the Closing Date, and (b) 100% of the Net Proceeds from any secondary public or private offering of equity securities by the Company and its Subsidiaries (not in connection with an Acquisition or employee stock option or purchase plans) after the Closing Date.

    7.14 Leverage Ratio. The Company shall not permit, as of the last day of any fiscal quarter, the Leverage Ratio to exceed
0.75 to 1.00.

    7.15 Minimum Cash Flow. The Company shall not permit, as of the last day of any fiscal quarter, (a) EBITDA for the period consisting of the four consecutive fiscal quarters ending on such day, to be less than $1,000,000,000, or (b) EBITDA for the fiscal quarter ending on such day, to be less than (i) $225,000,000, as of the last day of the fiscal quarter ending May 30, 1996, (ii) $200,000,000, as of the last day of the fiscal quarter ending August 29, 1996, and (iii) $250,000,000, as of the last day of each fiscal quarter ending thereafter.

                ARTICLE VIII - EVENTS OF DEFAULT
                --------------------------------

    8.01 Event of Default. Any of the following shall constitute an "Event of Default":

         (a) Non-Payment. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, (ii) any amount of interest or commitment fee payable hereunder within five days after the same becomes due, or (iii) any other amount payable hereunder or under any other Loan Document within 30 days after the same becomes due; or

         (b) Representation or Warranty. Any representation or warranty by the Company or any Subsidiary made or deemed made herein or in any other Loan Document is incorrect in any material respect on or as of the date made or deemed made; or

         (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in Section 6.13 or in Article VII; or

         (d) Other Defaults. (i) The Company fails to perform or observe any term, covenant or agreement contained in any of Sections 6.02(b), 6.02(c), 6.03 or 6.10(b), and such default shall continue unremedied for a period of five days after the earlier of (a) the date upon which a Responsible Officer knew or reasonably should have known of such failure, and (b) the date upon which written notice thereof is given to the Company by the Agent or any Bank; or (ii) the Company fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 20 days after the earlier of (x) the date upon which a Responsible Officer knew or reasonably should have known of such failure, and (y) the date upon which written notice thereof is given to the Company by the Agent or any Bank; or

         (e) Cross-Acceleration - Indebtedness. The Company or any Subsidiary (i) fails to make any payment in respect of any individual item of Indebtedness having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000, or with respect to any multiple items of Indebtedness having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $20,000,000, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure, or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness described in Section 8.01(e)(i) hereof and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure, if, in the case of clause (i) or clause (ii), the effect of such failure, event or condition results in the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) declaring such Indebtedness to be due and payable prior to its stated maturity; or

         (f)  Cross-Acceleration - Swap Obligations.   There
occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (i) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract), or (ii) any Termination Event (as defined in such Swap Contract) as to which the Company or any Subsidiary is an Affected Party (as defined in such Swap Contract), and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than $10,000,000; or

         (g) Insolvency; Voluntary Proceedings. The Company or any Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise, (ii) voluntarily ceases to conduct its business in the ordinary course, except as may otherwise be permitted herein, (iii) voluntarily commences any Insolvency Proceeding with respect to itself, or (iv) takes any action to effectuate or authorize any of the foregoing; or

         (h) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy, (ii) the Company or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding, or (iii) the Company or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

         (i) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of 5% of Consolidated Tangible Net Worth, (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds 5% of Consolidated Tangible Net Worth, or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of 5% of Consolidated Tangible Net Worth; or

         (j) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $20,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 consecutive days after the entry thereof; or

         (k) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (l) Change of Control. If (i) any Person or two or more Persons acting in concert, other than J.R. Simplot, J.R. Simplot Company, Simplot Canada Limited, a member of J.R. Simplot's immediate family and any other Persons controlled by or under common control with any of the foregoing, shall either acquire beneficial ownership, directly or indirectly, of, or acquire by contract or otherwise, or enter into a contract or arrangement which upon consummation will result in its or their acquisition of, or control over, securities of the Company (or other securities convertible into such securities) representing 30% or more of the combined voting power of all securities of the Company entitled to vote in the election of directors; or
(ii) during any period of up to 12 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 12-month period were directors of the Company shall cease for any reason to constitute a majority of the Board of Directors of the Company unless the persons replacing such individuals were nominated by the Board of Directors of the Company; or

         (m) Loss of Governmental Licenses. Any Governmental Authority revokes or fails to renew any material license, permit or franchise of the Company or any Subsidiary, or the Company or any Subsidiary for any reason loses any material governmental license, permit or franchise, or the Company or any Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material governmental license, permit or franchise and the effect of such revocation, failure to renew, loss or imposition can reasonably be expected to have a Material Adverse Effect.

    8.02 Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Banks: (a) declare the commitment of each Bank to make Loans to be terminated, whereupon such commitments shall be terminated, (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company, and (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law; provided, however, that upon the occurrence of any event specified in subsection (g) or (h) of Section 8.01 (in the case of clause (i) of subsection (h) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Bank.

    8.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

    8.04 Certain Financial Covenant Defaults. In the event that, after taking into account any extraordinary charge to earnings taken or to be taken as of the end of any fiscal period of the Company (a "Charge"), and if solely by virtue of such Charge, there would exist an Event of Default due to the breach of any of Sections 7.12, 7.13, 7.14 or 7.15 as of such fiscal period end date, such Event of Default shall be deemed to arise upon the earlier of (a) the date after such fiscal period end date on which the Company announces publicly it will take, is taking or has taken such Charge (including an announcement in the form of a statement in a report filed with the SEC) or, if such announcement is made prior to such fiscal period end date, the date that is such fiscal period end date, and (b) the date the Company delivers to the Agent its audited annual or unaudited quarterly financial statements in respect of such fiscal period reflecting such Charge as taken.

                     ARTICLE IX - THE AGENT
                     ----------------------

    Certain agreements between the Agent and the Banks are set forth in Annex IX hereto.

                   ARTICLE X - MISCELLANEOUS
                   -------------------------

    10.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Agent, do any of the following: (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 8.02), (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document, (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document, (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder, or (e) amend this Section, or Section 2.14, or any provision herein providing for consent or other action by all Banks; and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, (ii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto; (iii)
Schedule II may be amended by the Company, the Agent and the Co-Agents acting together from time to time, and (iv) nothing herein shall be construed to prohibit deemed amendments from taking effect pursuant to Sections 3.07 or 10.08(c) hereof.

    10.02 Notices. (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on
Schedule 10.02, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on
Schedule 10.02; or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

         (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon receipt by the addressee, or if delivered, upon delivery; except that notices pursuant to Article II or IX to the Agent shall not be effective until actually received by the Agent.

         (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

    10.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

    10.04  Costs and Expenses.  The Company shall:

         (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Agent) and the Arranger for all reasonable costs and expenses incurred by them in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, the consummation of the transactions contemplated hereby and thereby, and in connection with any borrowing base audit of the Company by the Agent, including Attorney Costs incurred by them with respect thereto; and

         (b) pay or reimburse the Agent, the Arranger and each Bank for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding). The agreements in this Section shall survive the payment of all other Obligations.

    10.05 Company Indemnification. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify, defend and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in favor of any third-party in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

    10.06 Payments Set Aside. To the extent that the Company makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

    10.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

    10.08 Assignments, Participations, etc. (a) Any Bank may, with the written consent of the Company (at all times other than during the existence of an Event of Default) and the Agent, which consents shall not unreasonably be withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank or to another Bank party hereto) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of $10,000,000, or such lesser amount which represents a Bank's entire Commitment (provided that no minimum amount limitation shall apply in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank or to another Bank party hereto); provided, however, that the Company and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance substantially in the form of Exhibit F ("Assignment and Acceptance"), together with any Note or Notes subject to such assignment, and (iii) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $3,500.

         (b) From and after the date that the Agent notifies the assignor Bank that the Agent and the Company have received (and provided their consent, if required, with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

         (c) Within five Business Days after the Company's receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that the Company consents to such assignment in accordance with subsection 10.08(a)), the Company shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

         (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 10.01. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 3.01, 3.03 and 10.05 as though it were also a Bank hereunder (provided, however, that no Participant shall be entitled to greater benefits under any such Section than the Bank which sold such participation would have been entitled to), and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

         (e) Notwithstanding any other provision in this Agreement, any Bank may at any time, without the consent of any Person, create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury
Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

    10.09 Confidentiality. Each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all confidential information provided to it by the Company or any Subsidiary, or by the Agent on the Company's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information
(i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank;
provided, however, that any Bank may disclose such information
(A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process, provided, that the Bank shall use its reasonable, good faith efforts to provide prior written notice (unless prohibited from doing so by any applicable Requirement of Law) to the Company to allow the Company to seek a protective order;
(C) when required to do so in accordance with the provisions of any applicabl Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding (except as set forth in clause (E)) to which the Agent, any Bank or their respective Affiliates may be party, provided, that the Bank shall use its reasonable, good faith efforts to provide prior written notice
(unless prohibited from doing so by any applicable Requirement of Law) to the Company to allow the Company to seek a protective order; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan
Document; (F) to such Bank's independent auditors and other professional advisors, provided such persons have a need to know such information and agree to be bound by the terms of this
Section 10.09 as so they were a party hereto; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Bank or such Affiliate; and (I) to its Affiliates.
Upon the execution hereof by all the parties, the confidentiality undertaking set forth in this Section shall replace and supersede the terms of any confidentiality agreement between the Company and any of the Agent or the Banks executed prior to the Closing
Date and shall survive the termination of this Agreement for a period of 12 months.

    10.10 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

    10.11 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

    10.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. Each of the parties hereto understands and agrees that this Agreement and any other Loan Document may be delivered by any party hereto or thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Agent of a facsimile transmitted document purportedly bearing the signature of a Bank or the Company shall bind such Bank or the Company, respectively, with the same force and effect as the delivery of a hard copy original. Any failure by the Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Agent.

    10.13 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

    10.14 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

    10.15 Governing Law and Jurisdiction. (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

    10.16 Waiver of Jury Trial. THE COMPANY, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

    10.17 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in San Francisco, California by their proper and duly authorized officers as of the day and year first above written.



                             MICRON TECHNOLOGY, INC.


                             By: /s/ Norman L. Schlachter
                                ----------------------------------
                             Name:  Norman L. Schlachter
                             Title: Treasurer


                             BANK OF AMERICA NATIONAL TRUST
                             AND SAVINGS ASSOCIATION, as Agent


                             By: /s/ Wendy M. Young
                                ----------------------------------
                             Name:  Wendy M. Young
                             Title: Vice President


                             BANK OF AMERICA NATIONAL TRUST
                             AND SAVINGS ASSOCIATION, as a Bank


                             By: /s/ Michael J. McCutchin
                                ----------------------------------
                             Name:  Michael J. McCutchin
                             Title: Vice President


                             SEATTLE FIRST NATIONAL BANK, as Co-
                             Agent



                             By: /s/ Thomas P. Rook
                                ----------------------------------
                             Name:  Thomas P. Rook
                             Title: Vice President



                             BANK OF MONTREAL, as Co-Agent



                             By:  /s/ Beverly Blucher
                                ----------------------------------
                             Name:  Beverly A. Blucher
                             Title: Senior Vice President

                             PNC BANK, NATIONAL ASSOCIATION,
                             as Co-Agent



                             By: /s/ Jeffrey P. White
                                ----------------------------------
                             Name:  Jeffrey P. White
                             Title: Commercial Banking Officer



                             UNITED STATES NATIONAL BANK OF
                             OREGON, as Co-Agent



                             By: /s/ Jeff A. Killian
                                ----------------------------------
                             Name:  Jeff A. Killian
                             Title: Vice President



                             ABN AMRO BANK N.V. SEATTLE BRANCH
                             By:  ABN AMRO North America, Inc., as agent



                             By: /s/ Lee-Lee Miao
                                ----------------------------------
                             Name:  Lee-Lee Miao
                             Title: Vice President & Director
                             By: /s/ Leif H. Olsson
                                ----------------------------------
                             Name:  Leif H. Olsson
                             Title: Group Vice President & Director

                             BANQUE NATIONALE DE PARIS



                             By: /s/ Rafael C. Lumanlan
                                ----------------------------------
                             Name:  Rafael C. Lumanlan
                             Title: Vice President
                             By: /s/ Charles Day
                                ----------------------------------
                             Name:  Charles Day
                             Title: Assistant Vice President

                             FIRST SECURITY BANK OF IDAHO, N.A.



                             By: /s/ Brian W. Cook
                                ----------------------------------
                             Name:  Brian W. Cook
                             Title: Vice President

                             FLEET NATIONAL BANK



                             By: /s/ Frank Benesh
                                ----------------------------------
                             Name:  Frank Benesh
                             Title: Vice President



                             KEY BANK OF WASHINGTON



                             By: /s/ John H. Brock
                                ----------------------------------
                             Name:  John H. Brock
                             Title: Vice President



                             MELLON BANK, N.A.



                             By: /s/ R. Jane Westrich
                                ----------------------------------
                             Name:  R. Jane Westrich
                             Title: Vice President



                             ROYAL BANK OF CANADA



                             By: /s/ M. Cole
                                ----------------------------------
                             Name:  Michael Cole
                             Title: Manager



                             THE BANK OF NEW YORK



                             By: /s/ Robert Louk
                                ----------------------------------
                             Name:  Robert Louk
                             Title: Vice President

                             THE BANK OF NOVA SCOTIA



                             By: /s/ M. Van Otterloo
                                ----------------------------------
                             Name:  M. Van Otterloo
                             Title: Senior Relationship Manager



                             THE DAI-ICHI KANGYO BANK, LIMITED,
                             SAN FRANCISCO AGENCY



                             By: /s/ Takuo Yoshida
                                ----------------------------------
                             Name:  Takuo Yoshida
                             Title: General Manager & Agent



                             THE FUJI BANK, LIMITED, LOS ANGELES
                             AGENCY



                             By: /s/ N. Umemura
                                ----------------------------------
                             Name:  Nobuhiro Umemura
                             Title: Joint General Manager



                             THE INDUSTRIAL BANK OF JAPAN,
                             LIMITED, SAN FRANCISCO AGENCY



                             By: /s/ Makoto Masuda
                                ----------------------------------
                             Name:  Makoto Masuda
                             Title: Joint General Manager



                             THE LONG-TERM CREDIT BANK OF JAPAN,
                             LTD., LOS ANGELES AGENCY



                             By: /s/ M. Uematsu
                                ----------------------------------
                             Name:  Motokazu Uematsu
                             Title: Deputy General Manager

                             THE SUMITOMO BANK LIMITED, LOS
                             ANGELES BRANCH



                             By: /s/ G. Hirai
                                ----------------------------------
                             Name:  G. Hirai
                             Title: Joint General Manager

                            ANNEX I
           DEFINITIONS; OTHER INTERPRETIVE PROVISIONS;
                      ACCOUNTING PRINCIPLES

  1. Certain Defined Terms. The following terms have the following meanings:

  "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

  "Adjusted Net Accounts Receivables Amount" means, as of any date of determination, an amount equal to 80% (as such percentage may be increased or decreased from time to time by the Agent, at the request of the Majority Banks, in their sole discretion, based on audits of the Company's Receivables and Borrowing Base) of the face amount of net trade receivables, determined in accordance with GAAP, as of such date.

  "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

  "Agent" means BofA in its capacity as agent for the Banks hereunder, and any successor agent arising under Section (i) of Annex IX.

  "Agent-Related Persons" means BofA and any successor agent arising under Section (i) of Annex IX, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

  "Agent's Payment Office" means the address for payments set forth on Schedule 10.02 or such other address as the Agent may from time to time specify.

  "Agreement" means this Revolving Credit Agreement.

  "Applicable Fee Percentage" means, for any date, the per
annum percentage amount set forth below based on the
Leverage Ratio set forth in the Compliance Certificate most
recently delivered pursuant to Section 6.02(b):
                 Leverage                 Applicable
                   Ratio                Fee Percentage

           Less than 0.250                    0.100%
           Greater than or equal to
             0.250 but less than 0.450        0.150%
           Greater than or equal to
             0.450 but less than 0.650        0.175%
           Greater than or equal to
             0.650 but less than
             or equal to 0.750                0.250%

  The Applicable Fee Percentage shall be adjusted automatically as to the commitment fee then accruing effective as of the 90th day after the end of each fiscal year and the 45th day of the end of the first three fiscal quarters of each fiscal year based on the Leverage Ratio set forth in the most recently delivered Compliance
Certificate.

  "Applicable Margin" means, for any date, with respect to
each Offshore Rate Loan or Base Rate Loan outstanding on
such date, the applicable margin (on a per annum basis)
set forth below based on the Leverage Ratio set forth in
the Compliance Certificate most recently delivered
pursuant to Section 6.02(b):
                                     Applicable Margin
        Leverage             Offshore Rate       Base Rate
         Ratio                   Loans             Loans

  Less than 0.25                0.375%            0.000%
  Greater than or equal to
    0.250 but less than 0.450   0.450%            0.000%
  Greater than or equal to
    0.450 but less than 0.650   0.550%            0.000%
  Greater than or equal to
    0.650 but less than         0.625%            0.000%
    or equal to 0.750

  The Applicable Margin shall be adjusted automatically as to all Loans then outstanding effective as of the 90th day after the end of each fiscal year and the 45th day of the end of the first three fiscal quarters of each fiscal year based on the Leverage Ratio set forth in the most recently delivered Compliance Certificate.

  "Arranger" means BA Securities, Inc., a Delaware corporation.

  "Assignee" has the meaning specified in subsection 10.08(a).

  "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

  "Bank" has the meaning specified in the introductory clause hereto.

  "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.).

  "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

  "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

  "BofA" means Bank of America National Trust and Savings
Association, a national banking association.

  "Borrowing" means a borrowing hereunder consisting of Loans of the same Type made to the Company on the same day by the Banks under Article II, and, other than in the case of Base Rate Loans, having the same Interest Period.

  "Borrowing Base" means, as of any date of determination, an amount equal to (a) $250,000,000, plus (b) 70% of the Adjusted Net Accounts Receivables Amount, less (c) the
Pari Passu Debt Amount, as of such date; provided, however, that if the average daily used portion of the combined Commitments of all the Banks for the prior fiscal month (computed on a monthly basis in arrears on the last
Business Day of each fiscal month based upon the daily utilization for that fiscal month as calculated by the Agent) exceeds 50%, (i) on and after May 30, 1997, or (ii) on and after January 1, 1997 if the Company has not consummated equipment financings of at least $150,000,000 from and including February 29, 1996 through and including
December 31, 1996, then, "Borrowing Base" shall mean, as of any date of determination, an amount equal to (a) 70% of the outstanding face amount of Eligible Accounts
Receivable, less (b) the Pari Passu Debt Amount, as of such date.

  "Borrowing Base Certificate" means a certificate, duly executed by a Responsible Officer of the Company, substantially in the form of Exhibit C.

  "Borrowing Date" means any date on which a Borrowing occurs under Section 2.03.

  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York, Portland, Oregon, Boise, Idaho, or San
Francisco, California are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

  "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other
Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

  "Capitalization Capacity" means, as of any date of determination, an amount equal to 10% of the result of (a) the Company's stockholders' equity, less (b) the sum of the maximum aggregate principal amount committed (with respect to committed facilities) and the total aggregate principal amount borrowed (with respect to uncommitted facilities) of all the Company's and its Subsidiaries' secured debt, subordinated debt, guarantees and senior unsecured debt, including under this Agreement.

  "Closing Date" means the date on which all conditions precedent set forth in Section 4.01 are satisfied or waived by all Banks (or, in the case of subsection
4.01(e), waived by the Person entitled to receive such payment).

  "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

  "Commitment", as to each Bank, has the meaning specified in Section 2.01.

  "Company" has the meaning specified in the introductory clause hereto.

  "Compliance Certificate" means a certificate, duly executed by a Responsible Office of the Company, substantially in the form of Exhibit D.

  "Consolidated Adjusted Total Liabilities" means, as of any date of determination, without duplication, the total liabilities of the Company and its Subsidiaries on a consolidated basis, plus all Guaranty Obligations of the Company and its consolidated Subsidiaries in respect of indebtedness or obligations of Persons other than the Company and its Subsidiaries of the kinds referred to in clauses (a) through (g) of the definitions of the term
"Indebtedness", and all obligations of the Company or and its consolidated Subsidiaries under operating and synthetic leases in excess of $500,000, individually, which obligations shall be discounted to present value at the interest rate implicit in each such lease in effect at any date of determination.

  "Consolidated Net Income" and "Consolidated Net Loss" mean, respectively, for any period, the aggregate net income or loss for such period of the Company and its Subsidiaries on a consolidated basis.

  "Consolidated Tangible Net Worth" means, as of any date of determination, the difference of (a) total stockholders' equity of the Company and its Subsidiaries on a consolidated basis minus (b) the net book value of all assets of the Company and its Subsidiaries on a consolidated basis which would be treated as intangibles under GAAP, including (without duplication) deferred charges, leasehold conversion costs, franchise rights, non-compete agreements, research and development costs, capitalized costs associated with software development expenses, goodwill, unamortized debt discounts, patents, patent applications, trademarks, trade names, and copyrights and licenses.

  "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse: (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primaryobligation, or
(iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments;
(c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract.

  "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

  "Conversion/Continuation Date" means any date on which, under Section 2.04, the Company (a) converts Loans of one
Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having
Interest Periods expiring on such date.

  "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

  "Defaulted Receivable" means a Receivable: (a) under which any amount payable under any invoice is more than 90 days past its original due date; (b) as to which the Obligor thereunder is the subject of any Insolvency
Proceeding; (c) from any Obligor to the extent that the Borrowing Base already contains Eligible Accounts
Receivable due from such Obligor, or its Affiliates, in an aggregate amount exceeding 20% of all Eligible Accounts
Receivable as of any date of determination, but only to the extent of such excess; or (d) on which an estimated or actual loss has been recognized or which has become uncollectible, as determined in accordance with the Company's usual business practice.

 "Dollars", "dollars" and "$" each mean lawful money of the United States.

  "EBITDA" means, for any period, Consolidated Net Income or Consolidated Net Loss, as the case may be, for such period, plus the sum of (a) consolidated interest expense,
(b) income tax expense, (c) depreciation expense, and (d) amortization expense, which were deductible in determining
Consolidated

Net Income or Consolidated Net Loss; provided, however, that non-cash charges account for no more than 50% of EBITDA.

  "Eligible Accounts Receivable" means at any time any
Receivable:

      (a) with respect to which the Company has lawful and absolute title, and has complied with all material legal requirements, including without limitation, all laws, rules, regulations and orders of any governmental or judicial authority relating to truth in lending, billing practices, fair credit reporting, equal credit opportunity, debt collection practices and consumer debtor protection;

      (b) which has been invoiced and constitutes as against an Obligor an "account" fully earned by performance as defined in the Uniform Commercial Code as in effect in the applicable jurisdiction;

      (c) which constitutes a legal, valid and binding irrevocable payment obligation of the Obligor, is not subject to any Lien or any bona fide dispute, setoff, counterclaim or other claim or defense on the part of any Person (including the Obligor) denying liability thereunder (other than accrued royalties payable and customer deposits up to a maximum aggregate amount not in excess of 20% of the face amount of all net trade receivables determined in accordance with GAAP as of any date of determination), is net of any returns or allowances, and is denominated in U.S. dollars;

      (d)  as to which the Obligor is a Qualifying
Obligor;

      (e)  which is not a Defaulted Receivable; and

      (f) as to which the Obligor is not a governmental entity or agency.

  "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least
$100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the
"OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least
$100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank,
(ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary.

  "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

  "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

  "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

  "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code
(and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

  "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section
4063 of ERISA during a plan
year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or
(f) the imposition of any material liability under Title
IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

  "Eurodollar Reserve Percentage" has the meaning specified in the definition of "Offshore Rate".

  "Event of Default" means any of the events or circumstances specified in Section 8.01.

  "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

  "Existing Facility" means the $250,000,000 Revolving Loan
Agreement dated as of February 12, 1996 among the Company, the several financial institutions party thereto, and Bank of America National Trust and Savings Association, as agent, and all documents executed in connection therewith.

  "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

  "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

  "Fee Letter" has the meaning specified in subsection
2.10(a).

  "FRB" means the Board of Governors of the Federal Reserve
System, and any Governmental Authority succeeding to any of its principal functions.

  "Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 3.01.

  "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American
Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards
Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date.

  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

  "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

   "Indebtedness" of any Person means, without duplication:
(a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments;
(d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty
Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse
Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member.

  "Indemnified Liabilities" has the meaning specified in
Section 10.05.

  "Indemnified Person" has the meaning specified in Section
10.05.

  "Independent Auditor" has the meaning specified in subsection 6.01(a).

  "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental
Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

  "Interest Payment Date" means, as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter and each date such Loan is converted into another Type of Loan;
provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest
Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

  "Interest Period" means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation; provided, that:

      (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest
Period shall end on the preceding Business Day;

      (b)  any Interest Period pertaining to an Offshore
Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

      (c) no Interest Period for any Loan shall extend beyond the Revolving Termination Date.

  "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

  "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 10.02, or such other office or offices as such Bank may from time to time notify the Company and the Agent.

  "Leverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Adjusted Total Liabilities, after giving effect to any payments or prepayments hereunder made on such date, to (b) Consolidated Tangible
Net Worth.

  "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

  "Loan" means an extension of credit by a Bank to the Company under Article II, and may be a Base Rate Loan or an Offshore Rate Loan (each, a "Type" of Loan).

  "Loan Documents" means this Agreement, the Notes, the Fee
Letter and all other certificates, documents or financial or other statements delivered at any time to the Agent or any Bank in connection herewith or with any other Loan
Document.

  "Majority Banks" means at any time Banks then holding at least 66-2/3% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks then having at least 66-2/3% of the Commitments.

  "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

  "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company to perform under any Loan
Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of any Loan Document.

  "Material Subsidiary" means, at any time, (a) any Subsidiary which either (i) at such time owns assets having a net book value equal to or greater than ten percent (10%) of consolidated total assets of the Company, or (ii) for the most recent fiscal quarter or the most recent fiscal year had income from operations equal to or greater than ten percent (10%) of the consolidated income from operations for the Company, and (b) any Subsidiary owning 50% or more of the voting stock or other equity interest of any Subsidiary described in clause (a) of this definition.

  "Multiemployer Plan" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

  "Negative Pledge" has the meaning specified in Section
7.02.

  "Net Proceeds" means, as to any issuance of equity securities by the Company, cash proceeds and non-cash proceeds received or receivable by the Company in connection therewith, net of reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of the Company, including underwriters commissions or discounts, registration and filing fees, reasonable legal and accounting fees, and printing costs.

  "Note" means a promissory note executed by the Company in favor of a Bank pursuant to subsection 2.02, in substantially the form of Exhibit G.

  "Notice of Borrowing" means a notice in substantially the form of Exhibit A.

  "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

  "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan
Document owing by the Company to any Bank, the Agent, or any Indemnified Person, whether direct or indirect
(including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

  "Obligor" means the Person obligated under any Receivable.

  "Offshore Rate" means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same
Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Agent as follows:

      Offshore Rate  =                 LIBOR
                         ------------------------------------
                         1.00 - Eurodollar Reserve Percentage

 Where,

      "Eurodollar Reserve Percentage" means for any day in any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

      "LIBOR" means, for any Interest Period, the rate of interest per annum determined by the Agent to be the arithmetic mean (rounded upward to the next 1/16th of 1%) equal to the rates of interest per annum notified to the Agent by BofA as the rate of interest at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, an Offshore Rate Loan by BofA and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

      The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve
Percentage.

  "Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate.

  "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

  "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies imposed by any Governmental
Authority which arise from any payment made hereunder by the Company or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

  "Pari Passu Debt Amount" means, as of any date of determination, an amount equal to the sum of (a) outstanding Senior Unsecured Debt permitted pursuant to
Section 7.06(j), plus (b) outstanding Indebtedness permitted pursuant to Section 7.06(h), as of such date.

  "Participant" has the meaning specified in subsection
10.08(d).

  "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

  "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section
4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

  "Permitted Liens" has the meaning specified in Section
7.01.

  "Permitted Swap Obligations" means all obligations
(contingent or otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view;" and (b) such Swap Contracts do not contain (i) any provision
("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party, or (ii) any provision creating or permitting the declaration of an event of default, termination event or similar event upon the occurrence of an Event of Default hereunder (other than an Event of Default under subsection 8.01(a)).

  "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

  "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension
Plan.

  "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's
Commitment divided by the combined Commitments of all Banks.

  "Qualifying Obligor" means an Obligor which: (a) is not an officer, employee or a division of the Company or any Subsidiary or Affiliate of the Company, (b) is not located outside of the United States, unless (i) the obligation of such offshore obligor is supported by a letter of credit issued by a financial institution that satisfies the definition of "Eligible Assignee", (ii) such offshore obligor is listed on Schedule I, or (iii) such offshore obligor is listed on Schedule II (which Schedule II may be amended by the Company, the Agent and the Co-Agents from time to time), and (c) is not, in the reasonable discretion of the Agent or Majority Banks, an unacceptable
Obligor; provided, however, that all Eligible Accounts
Receivable as of any date of determination may not at any time include more than 10% of Receivables with respect to which the obligor thereon is an obligor listed on Schedule
II.

  "Receivable" means an account owned by the Company or any Subsidiary which has arisen in the ordinary course of the business of the Company or any Subsidiary from the sale of inventory or the provision of services or the licensing of property in the normal course of business and all moneys due or to become due, and all rights and claims arising, thereunder and all rights related thereto, including without limitation those assertable against other Persons in addition to the Obligor.

  "Reportable Event" means, any of the events set forth in
Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

  "Requirement of Law" means, as to any Person, any law
(statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental
Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

  "Responsible Officer" means the chief executive officer, president, chief financial officer or treasurer of the Company, or any other officer having substantially the same authority and responsibility.

  "Revolving Termination Date" means the earlier to occur of (a) May 14, 1999, and (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

  "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

  "Senior Unsecured Debt" means Indebtedness of the Company issued under a written instrument containing terms and conditions no more favorable to the lender(s) under such facility as those contained herein, and which may not be amended or modified without the prior written consent of the Agent and the Majority Banks.

  "Subordinated Debt" means Indebtedness of the Company issued under a written instrument containing terms and conditions, including subordination provisions expressly making such Indebtedness subordinate and junior to the Obligations, in form and substance satisfactory to the Agent and the Majority Banks, and which may not be amended or modified in a manner adverse to the Banks without the prior written consent of the Agent and the Majority Banks.

  "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which 50% or more of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

"Surety Instruments" means all letters of credit
(including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

  "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

  "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Bank).

  "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.

  "Type" has the meaning specified in the definition of "Loan."

  "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

  "United States" and "U.S." each means the United States of America.

  "Wholly-Owned Subsidiary" means any corporation in which (other than directors' qualifying shares or local ownership shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

  2. Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule, Exhibit and Annex references are to this Agreement unless otherwise specified. The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.
The term "including" is not limiting and means "including without limitation." In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word
"through" means "to and including." The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

      (b) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan
Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

      (c) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or the Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

      (d) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the Banks, and are the products of all the parties. Accordingly, they shall not be construed against the Agent or the Banks merely because of the Agent's or Banks' involvement in their preparation.

 3. Accounting Principles. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied. References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.